Exhibit 5.1

June 14, 2010

Polo Ralph Lauren Corporation

650 Madison Avenue

New York, N.Y. 10022

Registration Statement on Form S-3ASR

(Registration No. 333 –              )

Ladies and Gentlemen:

We have acted as special counsel to Polo Ralph Lauren Corporation, a Delaware Corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of the Company filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 10,350,000 shares of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”), that may be offered by a certain selling stockholder of the

Company (the “Selling Stockholder”) described in the Registration Statement (the “Stockholder Shares”). The Stockholder Shares will consist of shares issuable upon conversion of shares of Class B common stock of the Company, par value $0.01 per share (the “Class B Shares”), immediately prior to the offering.

The Stockholder Shares are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement; and

2. the Registration Rights Agreement, dated as of June 9, 1997, by and among the Company, the Selling Stockholder and the other signatories thereto.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the offering and sale of the Stockholder Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, that the Selling Stockholder will duly deliver his Class B Shares to the Company with a request that such Class B Shares be converted into Common Stock in accordance with the Company’s certificate of incorporation, as amended, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Stockholder Shares will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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